UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549





                                  FORM 8K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934



             Date of Report (Date of earliest event reported):

                           November 18, 1996


                        SUMMO MINERALS CORPORATION
          (Exact name of registrant as specified in its charter)



     British Columbia          0-27272           N/A
    (State or other           (Commission    (IRS Employer
    jurisdiction of            File No.)     Identification No.)
    incorporation)



     1776 Lincoln St., Suite 1100, Denver, Colorado    80203
      (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (303) 861-5400


                        Not Applicable
    (Former name or former address, if changed since last report.)

                      This Report Consists of 2 Pages




Item 5.   Other Events.


On November 18, 1996, the Company pursuant to authority granted by its Board of Directors completed a private placement relating to the sale of 1,232,180 Units consisting of one share of the registrant's common stock and one common stock purchase warrant (the "Units"). The purchase price of the Units was $1.10 Cdn. and the exercise price of each warrant is also $1.10 per share. Net proceeds to the Company approximated $995,000. Sales were made solely to accredited investors pursuant to an exemption provided by Rule 4(6) of the Securities Act of 1933. The anticipated proceeds of the offering will be used principally for working capital.




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SUMMO MINERALS CORPORATION
                                   (Registrant)


Date: November 22, 1996            By:  /s/ Gregory A. Hahn
                                        Gregory A. Hahn, President